NeoPhotonics Reports First Quarter 2018 Financial Results

•	Revenue of $68.6 million for the quarter

•	High Speed Products increased to 86% of total revenue for the quarter

SAN JOSE, Calif. - May 8, 2018 - NeoPhotonics Corporation (NYSE: NPTN), a leading designer and manufacturer of optoelectronic solutions for the highest speed communications networks in telecom and data center applications, today announced financial results for its first quarter year ended March 31, 2018.

“Continuing our focus on 100G and above High Speed Products, which reached the highest proportion of revenue in our history at 86% in the quarter, we introduced and demonstrated new products for 400G and 600G coherent and datacenter applications. During the quarter we saw strength in metro and DCI deployments, driven by North America, and we have accelerating demand for these segments going into the remainder of the year,” said Tim Jenks, NeoPhotonics Chairman and CEO. “At the same time, while demand in China had stabilized, the recent regulatory and trade actions have introduced new uncertainty in that region, we continue to monitor and adjust plans accordingly.”

First Quarter Summary

•	Revenue was $68.6 million, down 4% year-over-year and 11% quarter-over-quarter

•	Gross margin was 13.4%, compared to 20.4% in the prior quarter

•	Non-GAAP Gross margin was 14.7%, compared to 21.3% in the prior quarter

•	Net loss was $18.2 million, compared to a net loss of $14.3 million in the prior quarter

•	Non-GAAP net loss was $14.6 million, compared to a net loss of $11.7 million in the prior quarter

•	Diluted net loss per share was $0.41, in comparison to a net loss of $0.32 per share in the prior quarter

•	Non-GAAP diluted net loss per share was $0.33, compared to a net loss of $0.27 in the prior quarter

•	Adjusted EBITDA was negative $5.5 million, compared to negative $0.4 million in the prior quarter

Non-GAAP results in the first quarter of 2018 excludes $3.3 million of stock-based compensation expense, $0.3 million of amortization of acquisition-related intangibles and $0.1 million of restructuring charges. A reconciliation of the Non-GAAP and Adjusted EBITDA financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release.

As of March 31, 2018, cash and cash equivalents, short-term investments and restricted cash, together totaled $86.9 million, compared to $93.9 million at December 31, 2017. Restricted cash as of March 31, 2018 was $2.7 million, flat compared to December 31, 2017.

Outlook for the Quarter Ending June 30, 2018

	GAAP	Non-GAAP
Revenue	$70 to $76 million
Gross Margin	17% to 21%	18% to 22%
Operating Expenses	$25 to $26 million	$22 to $23 million
Earnings per share	$0.34 to $0.24 net loss	$0.26 to $0.16 net loss

The Non-GAAP outlook for the second quarter of 2018 excludes the expected impact of stock-based compensation expense of approximately $3.4 million, of which $0.5 million is estimated for cost of goods sold, and the impact of expected amortization of intangibles of approximately $0.3 million.

Non-GAAP and Adjusted EBITDA Measures vs. GAAP Financial Measures

The Company’s non-GAAP and adjusted EBITDA measures exclude certain GAAP financial measures. A reconciliation of the Non-GAAP and Adjusted EBITDA financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release. These non-GAAP financial measures differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. NeoPhotonics believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Conference Call

The Company will host a conference call today, Tuesday, May 8, 2018 at 5:00 P.M. Eastern Time (2:00 P.M. Pacific Time). The call will be available, live, to interested parties by dialing 800-263-0877. For international callers, please dial +1-323-794-2094. The Conference ID number is 4019636. A live webcast will be available in the Investor Relations section of NeoPhotonics’ website at: http://ir.neophotonics.com/phoenix.zhtml?c=236218&p=irol-calendar.

A replay of the webcast will be available in the Investor Relations section of the Company’s web site approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

About NeoPhotonics

NeoPhotonics is a leading designer and manufacturer of optoelectronic solutions for the highest speed communications networks in telecom and datacenter applications. The Company’s products enable cost-effective, high-speed data transmission and efficient allocation of bandwidth over communications networks. NeoPhotonics maintains headquarters in San Jose, California and ISO 9001:2000 certified engineering and manufacturing facilities in Silicon Valley (USA), Japan and China. For additional information visit www.neophotonics.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the following topics: future financial results, demand for the Company’s high-speed products, the Company’s market position, the outlook for the China region, and industry trends. Forward-looking statements are subject to certain risks and uncertainties that could cause the actual results to differ materially. Those risks and uncertainties include, but are not limited to, such factors as: the Company’s reliance on a small number of customers for a substantial portion of its revenues; market growth in China and other key countries; possible reduction in or volatility of customer orders or delays in shipments of products to customers; timing of customer drawdowns of vendor-managed inventory; potential governmental trade actions; possible disruptions in the supply chain or in demand for the Company’s products due to industry developments; the ability of the Company's vendors and subcontractors to supply or manufacture the Company's products in a timely manner; ability of the Company to meet customer demand; volatility in utilization of manufacturing operations and manufacturing costs; reductions in the Company’s rate of new design wins, and/or the rate at which design wins go into production, and the rate of customer acceptance of new product introductions; potential pricing pressure that may arise from changing supply or demand conditions in the industry; the impact of any previous or future acquisitions or divestitures of assets and related product lines; challenges involving integration of acquired businesses and utilization of acquired technology; the discontinuance or end of life of certain other products; market adoption, revenue growth and margins of acquired products; changes in demand for the Company's products; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare the Company's financial statements and forecasts; the timely and successful development and market acceptance of new products and upgrades to existing products; the difficulty of predicting future cash needs; the nature of other investment opportunities available to the Company from time to time; the Company’s operating cash flow; changes in economic and industry projections; a decline in general conditions in the telecommunications equipment industry or the world economy generally; and the effects of seasonality. For further discussion of these risks and uncertainties, please refer to the documents the Company files with the SEC from time to time, including the Company's Annual Report on Form 10-K for the year ended December 31, 2017. All forward-looking statements are made as of the date of this press release, and the Company disclaims any duty to update such statements.

NeoPhotonics Corporation
Beth Eby, +1-408-895-6086
Chief Financial Officer
ir@neophotonics.com

Sapphire Investor Relations, LLC
Erica Mannion, +1-617-542-6180
Investor Relations
ir@neophotonics.com

©2018 NeoPhotonics Corporation. All rights reserved. NeoPhotonics and the red dot logo are trademarks of NeoPhotonics Corporation. All other marks are the property of their respective owners.

NeoPhotonics Corporation
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	As of
	Mar. 31, 2018	Dec. 31, 2017

ASSETS
Current assets:
Cash and cash equivalents	$71,867	$78,906
Short-term investments	12,351	12,311
Restricted cash	2,722	2,658
Accounts receivable, net	68,173	67,229
Inventories, net	68,971	67,301
Prepaid expenses and other current assets	32,306	36,235
Total current assets	256,390	264,640
Property, plant and equipment, net	125,311	127,565
Purchased intangible assets, net	4,017	4,294
Goodwill	1,115	1,115
Other long-term assets	3,288	5,339
Total assets	$390,121	$402,953

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$61,331	$69,017
Notes payable and short-term borrowing	35,493	35,607
Current portion of long-term debt	2,981	6,005
Accrued and other current liabilities	44,936	43,242
Total current liabilities	144,741	153,871
Long-term debt, net of current portion	47,271	40,556
Other noncurrent liabilities	14,389	14,075
Total liabilities	206,401	208,502

Stockholders’ equity:
Common stock	111	111
Additional paid-in capital	549,189	545,953
Accumulated other comprehensive income	6,501	398
Accumulated deficit	(372,081)	(352,011)
Total stockholders’ equity	183,720	194,451
Total liabilities and stockholders’ equity	$390,121	$402,953

NeoPhotonics Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except percentages and per share data)

	Three Months Ended
	Mar. 31, 2018	Dec. 31, 2017	Mar. 31, 2017
Revenue	$68,586	$76,871	$71,688
Cost of goods sold (1)	59,404	61,185	53,185
Gross profit	9,182	15,686	18,503
Gross margin	13.4%	20.4%	25.8%
Operating expenses:
Research and development (1)	13,888	13,875	15,544
Sales and marketing (1)	4,124	4,847	4,932
General and administrative (1)	7,650	7,661	11,426
Amortization of purchased intangible assets	119	117	118
Acquisition and asset sale related costs	14	(99)	130
Restructuring charges	31	384	227
Gain on asset sale	—	(193)	(2,000)
Total operating expenses	25,826	26,592	30,377
Loss from operations	(16,644)	(10,906)	(11,874)
Interest income	93	57	73
Interest expense	(708)	(619)	(137)
Other income (expense), net	(349)	(93)	249
Total interest and other income (expense), net	(964)	(655)	185
Loss before income taxes	(17,608)	(11,561)	(11,689)
Income tax (provision) benefit	(638)	(2,722)	167
Net loss	$(18,246)	$(14,283)	$(11,522)
Basic net loss per share	$(0.41)	$(0.32)	$(0.27)
Diluted net loss per share	$(0.41)	$(0.32)	$(0.27)
Weighted average shares used to compute basic net loss per share	44,259	44,079	42,615
Weighted average shares used to compute diluted net loss per share	44,259	44,079	42,615

(1) Includes stock-based compensation expense as follows for the periods presented:
Cost of goods sold	$650	$287	$147
Research and development	773	712	662
Sales and marketing	938	527	464
General and administrative	986	988	599
Total stock-based compensation expense	$3,347	$2,514	$1,872

NeoPhotonics Corporation
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited)
(In thousands, except percentages and per share data)

	Three Months Ended
	Mar. 31, 2018	Dec. 31, 2017	Mar. 31, 2017
NON-GAAP GROSS PROFIT:
GAAP gross profit	$9,182	$15,686	$18,503
Stock-based compensation expense	650	287	147
Amortization of purchased intangible assets	203	203	262
Depreciation of acquisition-related fixed asset step-up	(69)	(68)	(66)
Restructuring charges	92	248	39
Non-GAAP gross profit	$10,058	$16,356	$18,885
Non-GAAP gross margin as a % of revenue	14.7%	21.3%	26.3%

NON-GAAP TOTAL OPERATING EXPENSES:
GAAP total operating expenses	$25,826	$26,592	$30,377
Stock-based compensation expense	(2,697)	(2,227)	(1,725)
Amortization of purchased intangible assets	(119)	(117)	(118)
Depreciation of acquisition-related fixed asset step-up	(67)	(69)	(73)
Acquisition and asset sale related costs	(14)	99	(130)
Restructuring charges	(31)	(384)	(227)
Litigation	—	—	64
Gain on asset sale	—	193	2,000
Non-GAAP total operating expenses	$22,898	$24,087	$30,168
Non-GAAP total operating expenses as a % of revenue	33.4%	31.3%	42.1%

NON-GAAP OPERATING LOSS:
GAAP loss from operations	$(16,644)	$(10,906)	$(11,874)
Stock-based compensation expense	3,347	2,514	1,872
Amortization of purchased intangible assets	322	320	380
Depreciation of acquisition-related fixed asset step-up	(2)	1	7
Acquisition and asset sale related costs	14	(99)	130
Restructuring charges	123	632	266
Litigation	—	—	(64)
Gain on asset sale	—	(193)	(2,000)
Non-GAAP loss from operations	$(12,840)	$(7,731)	$(11,283)
Non-GAAP operating margin as a % of revenue	(18.7)%	(10.1)%	(15.7)%

NeoPhotonics Corporation
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited) (Continued)
(In thousands, except percentages and per share data)

	Three Months Ended
	Mar. 31, 2018	Dec. 31, 2017	Mar. 31, 2017
NON-GAAP NET LOSS:
GAAP net loss	$(18,246)	$(14,283)	$(11,522)
Stock-based compensation expense	3,347	2,514	1,872
Amortization of purchased intangible assets	322	320	380
Depreciation of acquisition-related fixed asset step-up	(2)	1	7
Acquisition and asset sale related costs	14	(99)	130
Restructuring charges	123	632	266
Litigation	—	—	(64)
Gain on asset sale	—	(193)	(2,000)
Income tax effect of Non-GAAP adjustments	(126)	(637)	189
Non-GAAP net loss	$(14,568)	$(11,745)	$(10,742)
Non-GAAP net loss as a % of revenue	(21.2)%	(15.3)%	(15.0)%

ADJUSTED EBITDA:
GAAP net loss	$(18,246)	$(14,283)	$(11,522)
Stock-based compensation expense	3,347	2,514	1,872
Amortization of purchased intangible assets	322	320	380
Depreciation of acquisition-related fixed asset step-up	(2)	1	7
Acquisition and asset sale related costs	14	(99)	130
Restructuring charges	123	632	266
Litigation	—	—	(64)
Gain on asset sale	—	(193)	(2,000)
Interest expense, net	615	562	64
Provision (benefit) for income taxes	638	2,722	(167)
Depreciation expense	7,686	7,402	5,798
Adjusted EBITDA	$(5,503)	$(422)	$(5,236)
Adjusted EBITDA as a % of revenue	(8.0)%	(0.5)%	(7.3)%

BASIC AND DILUTED NET LOSS PER SHARE:
GAAP basic net loss per share	$(0.41)	$(0.32)	$(0.27)
GAAP diluted net loss per share	$(0.41)	$(0.32)	$(0.27)
Non-GAAP basic net loss per share	$(0.33)	$(0.27)	$(0.25)
Non-GAAP diluted net loss per share	$(0.33)	$(0.27)	$(0.25)

SHARES USED TO COMPUTE GAAP AND NON-GAAP BASIC NET LOSS PER SHARE	44,259	44,079	42,615
SHARES USED TO COMPUTE GAAP DILUTED NET LOSS PER SHARE	44,259	44,079	42,615
SHARES USED TO COMPUTE NON-GAAP DILUTED NET LOSS PER SHARE	44,259	44,079	42,615